UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2008

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 15, 2008, the Board appointed Lewis Solomon as a member to the Board, effective as of May 15, 2008.  The board of directors has determined that Mr. Solomon is independent of the Company and its management under the corporate governance standards of the Nasdaq Stock Market LLC.  Pursuant to the Company’s 2000 Stock Plan, Mr. Solomon was granted a nonstatutory stock option to purchase 112,360 shares of the Company’s common stock on May 15, 2008 at an exercise price of $0.89, which was the fair market value of the Company’s common stock as reported on the Nasdaq Stock Market on the date of grant.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Solomon is currently Chairman of SCC Company, a consulting firm which specializes in technology.  Prior to founding SCC, Mr. Solomon was Executive Vice President of Alan Patricof Associates (“APA”), an international venture fund with over $300 million in committed or invested capital.  While at APA Mr. Solomon was the lead investor in many successful venture deals in the U.S. and was also active in its European investments. During that period Mr. Solomon served as a Director on numerous Boards where the firm had made equity investments.  Mr. Solomon is currently on the Board of Directors of Anadigics, Inc. (NASDAQ: ANAD), a manufacturer of gallium arsenide semiconductors, and Harmonic, Inc. (NASDAQ: HLIT), a manufacturer of digital and fiber optic systems.  Mr. Solomon joined APA after a 14-year career at General Instrument Corporation.  At the time of his departure Mr. Solomon was a Corporate Officer, Senior Vice President and Assistant to the CEO and also held a seat on the Company’s Operating Committee.  His principle responsibilities encompassed corporate strategy, worldwide sales and marketing development and interim General Management turnaround assignments. He also successfully started and managed a $30 million corporate venture capital fund designed to provide “a window on technology” for GIC. Mr. Solomon began his General Instrument career as Vice President of Marketing for the semiconductor division and within two years was promoted to General Manager for that business unit.

Item 9.01  Financial Statements and Exhibits.

(d)

99.1	Press Release dated May 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2008	LANTRONIX, INC., a Delaware corporation

By:	/s/ Jerry D. Chase
Jerry D. Chase President and Chief Executive Officer